Exhibit 99.1

Contact: Peter G. Wiese, EVP & CFO, (530) 898-0300
For Immediate Release

TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

CHICO, CA – (May 22, 2023) – The Board of Directors of TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.30 (thirty cents) per share on its common stock, no par value on May 18, 2023. The dividend is payable on June 23, 2023 to holders of record on June 9, 2023. This is the 122nd consecutive quarterly cash dividend, and is reflective of the Company's strength, stability and commitment to shareholder value.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by Tri Counties Advisors through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.